EXHIBIT 10.4

UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

BLUE EARTH, INC.

The undersigned, being all of the members of the Board of Directors of Blue Earth, Inc., a Nevada corporation (the “Corporation”), do hereby consent to the taking of the following actions and the adoption of the following resolutions pursuant to Sections 78.315 of the Nevada Revised Statutes:

WHEREAS, the Board of Directors of the Corporation has determined it to be in the best interests of the Corporation to convert debt to equity and issue restricted common shares for services.

NOW, THEREFORE, BE IT:

[REDACTED]

RESOLVED, that the Board approves the immediate issuance of 29,678 shares of restricted common stock, valued at $1.386 per share, to J&J Consulting or its Designees as payment for accounting services; and be it

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is authorized, empowered and directed, in the name and on behalf of the Corporation or otherwise, to take and any and all actions, perform all such other acts and things, execute, file, deliver and/or record all such certificates, instruments, agreements or other documents, and make and receive all such payments as such officers may, in such officer’s sole discretion, deem necessary or advisable in order to carry onto effect the purposes and intent of the foregoing resolutions, the authority therefor to be conclusively evidenced by the taking of such action, performance of such acts and things, execution, filing, delivery and/or recording of such documents and/or making or receiving of such payments.

This Unanimous Written Consent may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one instrument.

Dated as of April 18, 2012.

/s/ Laird Q. Cagan	/s/ Johnny R. Thomas
Laird Q. Cagan, Chairman	Johnny R. Thomas, Director